ICU Medical, Inc. Announces Third Quarter 2016 Results

SAN CLEMENTE, Calif., November 9, 2016 (GLOBE NEWSWIRE) -- ICU Medical, Inc. (Nasdaq:ICUI), a leader in the development, manufacture and sale of innovative medical devices used in infusion therapy, oncology and critical care applications, today announced financial results for the third quarter ended September 30, 2016.

Third Quarter 2016 Results

Third quarter 2016 revenue was $97.1 million, compared to $86.0 million in the same period last year. GAAP net income for the third quarter of 2016 was $18.8 million, or $1.09 per diluted share, as compared to GAAP net income of $16.3 million, or $0.98 per diluted share, for the third quarter of 2015. Adjusted diluted earnings per share for the third quarter of 2016 were $1.35 as compared to $1.00 for the third quarter of 2015. Also, adjusted EBITDA was $34.0 million for the third quarter of 2016 as compared to $29.7 million for the third quarter of 2015.

Vivek Jain, ICU Medical's Chief Executive Officer, said, "We are pleased with our revenue, adjusted EBITDA and net income results in the third quarter driven by strong performance in our Direct channel. Our recently announced definitive agreement to acquire the Hospira infusion systems business is progressing as anticipated and we continue to expect to close in the first quarter of 2017.”
Revenues by market segment for the three months ended September 30, 2016 and 2015 were as follows:

	(dollars in millions)
	Three months ended September 30, 2016			Three months ended September 30, 2015
Market Segment	Direct	OEM	Total	Direct	OEM	Total	Total Change
Infusion Therapy	$45.0	$22.6	$67.6	$33.3	$29.0	$62.3	$5.3
Oncology	10.8	4.4	15.2	7.6	3.4	11.0	4.2
Critical Care	14.0	—	14.0	12.5	—	12.5	1.5
Other	0.2	0.1	0.3	0.2	—	0.2	0.1
	$70.0	$27.1	$97.1	$53.6	$32.4	$86.0	$11.1

The Company ended the third quarter of 2016 with a strong balance sheet. As of September 30, 2016, cash, cash equivalents and short and long-term investment securities totaled $429.6 million and working capital was $470.5 million. Additionally, the Company generated operating cash flow of $27 million for the third quarter of 2016.

Fiscal Year 2016 Guidance Update

For the year, the Company is updating guidance and now expects its revenue to be in the range of $375 million to $380 million, adjusted diluted earnings per share to be in the range of $4.80 to $4.90 and adjusted EBITDA to be in the range of $132 million to $134 million.

Conference Call

The Company will host a conference call to discuss third quarter 2016 financial results today at 4:30 p.m. EDT (1:30 p.m. PDT). The call can be accessed at (800) 936-9761, international (408) 774-4587, conference ID 2992544. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.

About ICU Medical, Inc.

About ICU Medical, Inc. (Nasdaq:ICUI) develops, manufactures and sells innovative medical devices used in vascular therapy, oncology and critical care applications. ICU Medical’s products improve patient outcomes by helping prevent bloodstream infections and protecting healthcare workers from exposure to infectious diseases or hazardous drugs. The company’s complete product line includes custom IV systems, closed delivery systems for hazardous drugs, needlefree IV connectors, catheters and cardiac monitoring systems. ICU Medical is headquartered in San Clemente, California. More information about ICU Medical, Inc. can be found at www.icumed.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as ''will,'' ''expect,'' ''believe,'' ''could,'' ''would,'' ''estimate,'' ''continue,'' ''build,'' ''expand'' or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future, including our full year 2016 guidance and our pending acquisition of the Hospira infusion systems business. These forward-looking statements are based on management's current expectations, estimates, forecasts and projections about the Company and assumptions management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to, decreased demand for the Company's products, decreased free cash flow, the inability to recapture conversion delays or part/resource shortages on anticipated timing, or at all, changes in product mix, increased competition from competitors, lack of continued growth or improving efficiencies, unexpected changes in the Company's arrangements with its largest customers and the Company’s ability to meet expectations regarding the timing, completion and integration of the Hospira infusion systems business. Future results are subject to risks and uncertainties, including the risk factors, and other risks and uncertainties, described in the Company's filings with the Securities and Exchange Commission, which include those in the Annual Report on Form 10-K for the year ended December 31, 2015 and our subsequent filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2016	December 31, 2015
	(unaudited)	(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$322,963	$336,164
Short-term investment securities	49,475	41,233
Cash, cash equivalents and investment securities	372,438	377,397
Accounts receivable, net	53,638	57,847
Inventories	50,953	43,632
Prepaid income taxes	15,202	14,366
Prepaid expenses and other current assets	6,569	7,631
Assets held for sale	4,249	4,134
TOTAL CURRENT ASSETS	503,049	505,007

PROPERTY AND EQUIPMENT, net	80,588	74,320
LONG-TERM INVESTMENT SECURITIES	57,162	—
GOODWILL	5,577	6,463
INTANGIBLE ASSETS, net	22,832	23,936
DEFERRED INCOME TAXES	19,491	17,099
TOTAL ASSETS	$688,699	$626,825
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$12,555	$13,670
Accrued liabilities	19,961	28,948
TOTAL CURRENT LIABILITIES	32,516	42,618

LONG-TERM LIABILITIES	1,197	1,476
DEFERRED INCOME TAXES	5,022	1,372
INCOME TAX LIABILITY	1,488	1,488
COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS’ EQUITY:
Convertible preferred stock	—	—
Common stock	1,631	1,608
Additional paid-in capital	157,603	145,125
Retained earnings	507,468	453,896
Accumulated other comprehensive loss	(18,226)	(20,758)
TOTAL STOCKHOLDERS' EQUITY	648,476	579,871
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$688,699	$626,825
______________________________________________________
(1) December 31, 2015 balances were derived from audited consolidated financial statements.

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
REVENUES:
Net sales	$97,098	$85,891	$283,659	$250,876
Other	10	125	25	405
TOTAL REVENUE	97,108	86,016	283,684	251,281
COST OF GOODS SOLD	45,835	39,751	133,046	118,741
GROSS PROFIT	51,273	46,265	150,638	132,540
OPERATING EXPENSES:
Selling, general and administrative	22,362	20,206	66,828	60,698
Research and development	3,650	4,227	10,301	11,657
Restructuring and strategic transaction	2,806	3,411	4,339	3,411
Gain on sale of building	—	(1,086)	—	(1,086)
Legal settlement	—	(5,261)	—	1,798
TOTAL OPERATING EXPENSES	28,818	21,497	81,468	76,478
INCOME FROM OPERATIONS	22,455	24,768	69,170	56,062
BARGAIN PURCHASE GAIN	346	—	1,456	—
OTHER INCOME, net	225	230	449	996
INCOME BEFORE INCOME TAXES	23,026	24,998	71,075	57,058
PROVISION FOR INCOME TAXES	(4,220)	(8,732)	(17,503)	(17,536)
NET INCOME	$18,806	$16,266	$53,572	$39,522
NET INCOME PER SHARE
Basic	$1.16	$1.02	$3.32	$2.50
Diluted	$1.09	$0.98	$3.13	$2.41
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	16,200	15,894	16,113	15,790
Diluted	17,286	16,575	17,100	16,409

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Nine months ended September 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$53,572	$39,522
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,351	13,266
Provision for doubtful accounts	—	53
Provision for warranty and returns	(22)	38
Stock compensation	11,464	9,305
Loss (gain) on disposal of property and equipment	40	(1,102)
Bargain purchase gain	(1,456)	—
Bond premium amortization	1,026	1,451
Other	69	—
Changes in operating assets and liabilities:
Accounts receivable	4,736	(11,390)
Inventories	(6,635)	(4,867)
Prepaid expenses and other assets	(2,228)	(8,824)
Accounts payable	(1,587)	3,246
Accrued liabilities	(7,314)	6,915
Income taxes, including excess tax benefits and deferred income taxes	2,691	1,017
Net cash provided by operating activities	68,707	48,630
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(15,018)	(7,729)
Proceeds from sale of assets	1	3,592
Business acquisitions, net of cash acquired	(2,584)	—
Intangible asset additions	(861)	(778)
Purchases of investment securities	(111,575)	(40,217)
Proceeds from sale of investment securities	45,429	70,293
Net cash (used in) provided by investing activities	(84,608)	25,161
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	15,830	10,974
Proceeds from employee stock purchase plan	2,361	2,162
Purchase of treasury stock	(17,155)	(1,523)
Net cash provided by financing activities	1,036	11,613
Effect of exchange rate changes on cash	1,664	(5,848)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(13,201)	79,556
CASH AND CASH EQUIVALENTS, beginning of period	336,164	275,812
CASH AND CASH EQUIVALENTS, end of period	$322,963	$355,368

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). The non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. There are material limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled non-GAAP financial measures used by other companies, including peer companies. Our management believes that the non-GAAP data provides useful supplemental information to management and investors regarding our performance and facilitates a more meaningful comparison of results of operations between current and prior periods. We use non-GAAP financial measures in addition to and in conjunction with GAAP financial measures to analyze and assess the overall performance of our business, in making financial, operating and planning decisions, and in determining executive incentive compensation. The non-GAAP financial measures included in this press release are adjusted EBITDA and adjusted diluted earnings per share ("Adjusted Diluted EPS").

Adjusted EBITDA excludes the following items:

Intangible asset amortization expense: We do not acquire businesses or capitalize certain patent costs on a predictable cycle. The amount of purchase price allocated to intangible assets and the term of amortization can vary significantly and are unique to each acquisition. Capitalized patent costs can vary significantly based on our current level of development activities. We believe that excluding amortization of intangible assets provides the users of our financial statements with a consistent basis for comparison across accounting periods.

Depreciation expense: We exclude depreciation expense in deriving adjusted EBITDA because companies utilize productive assets of different ages and the depreciable lives can vary significantly resulting in considerable variability in depreciation expense among companies.

Stock compensation expense: Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. The value of stock options is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. The value of our restricted stock awards is determined using the grant date stock price, which may not be indicative of our operational performance over the expense period. Additionally, in order to establish the fair value of performance-based stock awards, which are currently an element of our ongoing stock-based compensation, we are required to apply judgment to estimate the probability of the extent to which performance objectives will be achieved. Based on the above factors, we believe it is useful to exclude stock-based compensation in order to better understand our operating performance.

Restructuring and strategic transaction: We incur restructuring and strategic transaction charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our ongoing business. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our ongoing operations with prior and future periods.

Gain on sale of building: Occasionally, we may sell certain assets if no longer needed for current operations. We exclude any gains or losses recognized on the sale of these assets in determining our non-GAAP financial measures as they may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

Legal settlement: We may incur charges or benefits as well as legal costs related to litigation and other contingencies. We exclude these charges or benefits, when significant as well as the legal costs associated with significant legal matters, because we do not believe they are an indication of our operating performance.

Bargain purchase gain: We may incur a bargain purchase gain on certain acquisitions if the fair market value of the identifiable assets acquired and liabilities assumed, net of deferred taxes exceeds the total consideration paid. We exclude such gains as they are related to acquisitions and have no direct correlation to the operation of our ongoing business.

Adjusted Diluted EPS excludes, net of tax, intangible asset amortization expense, stock compensation expense, restructuring and strategic transaction, gain on sale of building, legal settlement and bargain purchase gain, which was tax free. We apply our GAAP consolidated effective tax rate to our non-GAAP financial measures, other than when the underlying item has a materially different tax treatment.

From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful information to investors and management.

The following tables reconcile our GAAP and non-GAAP financial measures:

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(In thousands, except per share data)

	Adjusted EBITDA
	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
GAAP net income	$18,806	$16,266	$53,572	$39,522

Non-GAAP adjustments:
Stock compensation expense	3,790	3,358	11,464	9,305
Depreciation and amortization expense	4,703	4,240	14,351	13,266
Restructuring and strategic transaction	2,806	3,411	4,339	3,411
Gain on sale of building	—	(1,086)	—	(1,086)
Legal settlement	—	(5,261)	—	1,798
Bargain purchase gain	(346)	—	(1,456)	—
Provision for income taxes	4,220	8,732	17,503	17,536
Total non-GAAP adjustments	15,173	13,394	46,201	44,230

Adjusted EBITDA	$33,979	$29,660	$99,773	$83,752

	Adjusted diluted earnings per share
	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
GAAP diluted earnings per share	$1.09	$0.98	$3.13	$2.41

Non-GAAP adjustments:
Stock compensation expense	$0.22	$0.20	$0.67	$0.57
Amortization expense	$0.04	$0.02	$0.12	$0.09
Restructuring and strategic transaction	$0.16	$0.21	$0.25	$0.21
Gain on sale of building	$—	$(0.07)	$—	$(0.07)
Legal settlement	$—	$(0.32)	$—	$0.11
Bargain purchase gain	$(0.02)	$—	$(0.09)	$—
Estimated income tax impact from adjustments	$(0.14)	$(0.02)	$(0.36)	$(0.31)
Adjusted diluted earnings per share	$1.35	$1.00	$3.72	$3.01

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures - Fiscal Year 2016 Outlook (Unaudited)
(In millions, except per share data)

	Low End of Guidance	High End of Guidance
GAAP net income	$69	$70

Non-GAAP adjustments:
Stock compensation expense	15	15
Depreciation and amortization expense	19	19
Restructuring and strategic transaction	7	7
Bargain purchase gain	(2)	(2)
Provision for income taxes	24	25
Total non-GAAP adjustments	63	64

Adjusted EBITDA	$132	$134

GAAP diluted earnings per share	$3.96	$4.06

Non-GAAP adjustments:
Stock compensation expense	$0.87	$0.87
Amortization expense	$0.16	$0.16
Restructuring and strategic transaction	$0.38	$0.38
Bargain purchase gain	$(0.09)	$(0.09)
Estimated income tax impact from adjustments	$(0.48)	$(0.48)
Adjusted diluted earnings per share	$4.80	$4.90

CONTACT:
ICU Medical, Inc.
Scott Lamb, Chief Financial Officer
(949) 366-2183

ICR, Inc.
John Mills, Partner
(646) 277-1254